Exhibit 10.97

AMENDED AND RESTATED UNITED STATES TAX AGREEMENT

for

NCL CORPORATION LTD.

This AMENDED AND RESTATED UNITED STATES TAX AGREEMENT (this “Agreement”) of NCL Corporation Ltd., a company organized under the laws of Bermuda (the “Company”), is made effective as of January     , 2013, by Norwegian Cruise Line Holdings Ltd., a company organized under the laws of Bermuda (the “Principal Member) and the members of the Company as set forth on the Member Schedule (collectively the “Members” and each a “Member”).

1. Organizational Matters

(a) This Agreement was originally entered into January 7, 2008 by NCL Investment II Ltd., a company organized under the laws of the Cayman Islands (“NCL Investment II”), NCL Investment Ltd., a company organized under the laws of Bermuda (“NCL Investment”), Star NCLC Holdings Ltd., a company organized under the laws of Bermuda (“Star NCLC Holdings”) (collectively the “Original Members” and each an “Original Member”).

(b) On January     , 2013, the Original Members transferred all of their shares of common stock of the Company to the Principal Member in exchange for ordinary shares of the Principal Member (the “Reorganization”) in connection with the initial public offering of the Principal Member.

(c) Immediately prior to the Reorganization, each of the Members listed on the Member Schedule, other than the Principal Member, owned “profits units” in the Company. Immediately before and in connection with the Reorganization, the Company revalued the property of the Company to its fair market value in accordance with Treasury Regulation Section 1.704-1(b)(2)(iv)(f) and adjusted the Capital Accounts of the Members in accordance with Treasury Regulation Sections 1.704-1(b)(2)(iv)(f) and (g).

(d) Immediately following the revaluation described above in Section 1(c), the Members each had a capital interest in the Company. Each Member’s capital interest in the Company shall be reflected by the Capital Account, Units and Membership Percentages in the Company as set forth next to each such Member’s name on the Member Schedule.

2. Partnership Treatment.

(a) It is the intent of the Members for the Company to be treated as a partnership for U.S. federal, state and local income tax purposes and for each of the Members to be treated as partners in such partnership.

(b) No party to this Agreement shall make any election or otherwise cause the Company to cease being treated as a partnership for U.S. federal, state or local income tax purposes.

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(c) This agreement together with the Exchange Agreement and each Award Notice shall constitute the partnership agreement of the Company within the meaning of Section 761(c) of the Internal Revenue Code of 1986, as amended (the “Code”) and Treasury Regulation Section 1.704-1(b)(2)(ii)(h).

3. Distributions

(a) Generally. The Principal Member may cause, in its sole and absolute discretion, the Company to distribute cash to the Members. Any distributions to the Members pursuant to this Section 3(a) shall be made to the Members pro rata in accordance with their Membership Percentages.

(b) Tax Distributions.

(i) To the extent funds are legally available therefor, the Company shall make distributions of cash to the Members at such times as may be required so as to enable the Members to pay their quarterly estimated United States federal income taxes related solely to their allocable share of the net taxable income and gain allocated to them for the prior quarterly period. The tax distributions to each Member shall be equal to the sum of (A) the amount of income taxable in the U.S. allocated to such Member for the prior quarterly period, multiplied by (B) (1) in the case of an individual, the highest applicable Federal and state income tax rate applicable to a resident of Florida, and (2) in the case of the Principal Member, the highest income tax rate applicable to the Principal Member, in each case, as determined in the sole discretion of the Company (the “Tax Distributions”). The Tax Distribution shall be increased by any Taxes payable by a Member in any state other than Florida solely with respect to income allocated to such Member by the Company, as determined in the sole discretion of the Company.

(ii) Any Non Pro Rata Tax Distributions made to a Member, other than the Principal Member, pursuant to Section 3(b)(i) shall reduce the amount otherwise distributable to such Member pursuant to Section 3(a). A “Non Pro Rata Tax Distribution” shall mean, with respect to each Member other than the Principal Member, the excess of the amount of Tax Distributions received by such other Member, on a per Unit basis, over the corresponding Tax Distributions received, if any, by the Principal Member, on a per Unit basis.

(iii) If, at the time a Member elects to exchange any Vested Units pursuant to the Exchange Agreement, such Member has received a Non Pro Rata Tax Distribution with respect to such Vested Units that has not previously reduced an amount otherwise distributable to such Member pursuant to Section 3(a) with respect to such Vested Units, then (A) the amount of cash or NCLH Shares delivered to such Member shall be reduced by an amount equal to the unrecovered Non Pro Rata Tax Distribution with respect to such Vested Units (in the case of NCLH Shares based on the fair market value of the NCLH Shares on the date of the exchange), or (B) if such Member is delivered solely NCLH Shares, then such Member shall pay to the Company an amount equal to any unrecovered Non Pro Rata Tax Distribution with respect to such Vested Units within twenty (20) days of the receipt of such NCLH Shares.

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(iv) It is the intent of the Parties that the amount of offset or obligation for repayment by a Member other than the Principal Member pursuant to Sections 3(b)(ii) and (iii) shall be limited to the amount of Non Pro Rata Tax Distributions received by such other Member, determined on a Unit by Unit basis, and such provisions shall be interpreted in a manner consistent therewith.

(v) Notwithstanding the foregoing, the Company shall not make any Tax Distributions if such Tax Distributions would be prohibited by applicable law or would cause a breach of any material debt agreement of the Company.

(c) Withholding. Each Member acknowledges and agrees that to the extent required under applicable law, the Company may withhold a portion of any distribution made hereunder in order to comply with such applicable law, and each Member agrees to execute and deliver such additional documents and instruments and to perform such additional acts as may be necessary or appropriate to effectuate, carry out and comply with any applicable law. Any amount distributed under Section 3(a) shall be net of any withholding tax required to be withheld with respect to such distribution. Any amounts withheld or paid shall be deemed actually distributed to such Member for all purposes of this Agreement.

(d) Unvested Units. If at the time any distribution (other than a Tax Distribution) is to be made in respect of any Unit pursuant to Section 3(a) while such Unit is an Unvested Unit, then the amount of such distribution shall be withheld from the holder of such Unvested Unit until the earlier to occur of (i) the time at which such Unvested Unit becomes a Vested Unit whereupon the amount so withheld (less any unrecovered Non Pro Rata Tax Distributions previously distributed to such Member with respect to such Vested Unit) shall be promptly paid by the Company to such holder without interest and (ii) the time at which such Unvested Unit is no longer eligible for vesting, whereupon the amount so withheld shall, at the sole discretion of the Principal Member, be distributed to the other Members pursuant to Section 3(a) or retained by the Company and held or used for any purpose, as the Principal Member may direct. Distributions withheld from a holder pursuant to this Section 3(d) will nonetheless be deemed to have been received by such holder for purposes of Section 3(a).

4. Capital Accounts. Solely for United States federal, state and local income tax purposes, each Member shall have a capital account (a “Capital Account”) determined and maintained in accordance with Section 704 of the Code and the Treasury Regulations promulgated thereunder. The Capital Accounts of each Member as of the date of this Agreement shall be as set forth on the Member Schedule.

5. Allocation

(a) Allocation of Profits and Losses. Except as otherwise provided in this Section 5, the Company’s income, gain, profits, losses, deductions and credits shall be allocated to the Members pro rata in accordance with their Membership Percentages.

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(b) Adjustment of Loss Allocations. If the amount of loss for any fiscal year that otherwise would be allocated to a Member under Section 5(a) or this Section 5(b) would cause or increase a deficit balance in the Capital Account of such Member as of the last day of the fiscal year (after all other allocations have been made pursuant to this Section 5), then such member shall be allocated the amount of losses that does not cause or increase such deficit in the Member’s Capital Account, and the remainder of such losses that would have been allocated to such Member shall be allocated to the other Members in proportion to their Membership Percentages. To the extent any loss is allocated on a non pro rata basis with respect to all of the Members, then, prior to any allocations of income or gain pursuant to Section 5(a), an amount of income or gain shall be allocated on a pro rata basis based on the amount of loss previously allocated to the Members who have been allocated a loss pursuant to this Section 5(b) until the amount of such income or gain allocated to such Members equals the amount of loss previously allocated.

(c) Regulatory Allocations. Notwithstanding any other provision of this Agreement to the contrary, in order to comply with tax rules set forth in the Code and the Treasury Regulations, any special allocations required to be made pursuant to the Treasury Regulations under Section 704(b) of the Code, including those related to “minimum gain chargebacks” and “qualified income offsets” (the “Regulatory Allocations”) shall be made prior to the allocations set forth herein in accordance with the provisions set forth in such Treasury Regulations. The Regulatory Allocations are intended to comply with certain requirements of the Treasury Regulations. It is the intent of the Members that, to the extent possible, all Regulatory Allocations shall be offset either with other Regulatory Allocations or with special allocations of other items of Company income, gain, loss, or deduction pursuant to this Section 5(c). Therefore, notwithstanding any other provision of this Section 5 (other than the Regulatory Allocations), the Company shall make such offsetting special allocations of Company income, gain, loss or deduction in whatever manner it determines appropriate so that, after such offsetting allocations are made, each Member’s Capital Account balance is, to the extent possible, equal to the Capital Account balance such Member would have had if the Regulatory Allocations were not part of the Agreement.

(d) Tax Allocations.

(i) Except as set forth in Sections 5(d)(ii), allocations for tax purposes of items of income, gain, loss and deduction, and credits shall be made in the same manner as allocations as set forth in Sections 5(a) through (c). Allocations pursuant to this Section 5(d)(i) are solely for purposes of U.S. federal and state income taxes and shall not affect, or in any way be taken into account in computing, any Member’s Capital Account or distributions pursuant to any provision of this Agreement.

(ii) In the event that the book value, as determined in the sole discretion of the Principal Member, of an item of Company property differs from its tax basis, allocations of depreciation, depletion, amortization, gain and loss with respect to such property will be made for federal income tax purposes in a manner that takes account of the variation between the tax basis and such book

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value of such property in accordance with Section 704(c)(1)(A) of the Code and Treasury Regulations Section 1.704-1(b)(4)(i). The Tax Matters Partner, in its sole discretion, may elect any permissible method for making such allocations.

(e) Adjustments. If the Tax Matters Partner determines that the Code or any Treasury Regulations require allocations of items of income, gain, profits, loss, deduction or credit different from those set forth in this Section 5, the Tax Matters Partner is hereby authorized to make new allocations in reliance on the Code and such Treasury Regulations, and no such new allocations will give rise to any claim or cause of action by any Member.

6. Administrative Matters.

(a) The fiscal year of the Company for accounting and tax purposes shall begin on January 1 and end on December 31 of each year, except for the short taxable years in the years of the Company’s formation and termination as a partnership and as otherwise required by the Code.

(b) The Company shall cause to be prepared and timely filed all U.S. federal, state and local tax returns for the Company that are required to be filed and shall cause the timely provision to each Member of a Form K-1 or other similar form reasonably required for the Member to effect United States federal, state or local income tax return filings pursuant to the Code and any other document required for purposes of effecting a United States federal, state or local income tax return filing. The Members will provide such forms, information or certifications as are reasonably requested by the Company in order for the Company to comply with any tax or regulatory filing or withholding requirements. All of the Members shall file all tax returns and related documents consistent with the Form K-1 and information provided by the Company.

(c) The Principal Member shall act as the “Tax Matters Partner” as defined in Section 6231 of the Code and shall make such elections, in its sole discretion, under the Code and other relevant tax laws as to the treatment of items of the Company income, gain, loss, deduction and credit, and as to all other relevant matters, as the Tax Matters Partner deems necessary or appropriate.

7. Additional Members. The Company shall not permit any new Members after the date of this Agreement without the prior written consent of the Principal Member (which consent shall be within the sole discretion of the Principal Member); provided, however, the Principal Member may receive additional Units in connection with the transfer of NCLH Shares to the Company pursuant to the Exchange Agreement.

8. Restrictions on Transfers. No Member may transfer any interest in the Company without the prior written consent by the Principal Member, which consent shall be in the sole discretion of the Principal Member.

9. Severability. If any provision of this Agreement shall be determined to be illegal or unenforceable by any court of law, the remaining provisions shall be severable and enforceable in accordance with their terms.

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10. Amendments. Except as otherwise provided in this Agreement, this Agreement may be amended only by the Principal Member in its sole and absolute discretion.

11. Governing Law. This Agreement shall be construed and enforced in accordance with, and governed by, the laws of the State of Delaware.

12. Counterparts. This Agreement may be executed in any number of counterparts, including by facsimile transmission, with the effect as if all parties had signed the same document. All counterparts shall be construed together and shall constitute one instrument.

13. Definitions

(a) “Award Notices” means the Award Notices entered into by the Members and the Company pursuant to which such Units were acquired by the initial holders thereof or any other document governing the vesting of such Units.

(b) “Exchange Agreement” shall mean that NCL Corporation Ltd. Exchange Agreement dated as of January     , 2013, which shall be a part of this Agreement and attached hereto as Annex A.

(c) “Member Schedule” shall mean a schedule held and maintained by the Company at the offices of the Company reflecting all of the Members and each Member’s Membership Percentage, Units and Capital Account.

(d) “NCLH Shares” means the ordinary shares of NCLH and any equity securities issued or issuable in exchange for or with respect to such NCLH Shares (i) by way of a dividend, split or combination of shares or (ii) in connection with a reclassification, recapitalization, merger, consolidation or other reorganization.

(e) “Unvested Unit” means any Unit that is not a Vested Unit.

(f) “Vested Unit” means any Unit that has vested pursuant to the terms and conditions of the Award Notice or other document pursuant to which such Units were acquired by the initial holder thereof or any other document governing the vesting of such Units.

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IN WITNESS WHEREOF, the undersigned has duly executed this Agreement as of the date first written above.

NORWEGIAN CRUISE LINE HOLDINGS LTD.

By:
Name:
Title:

ANNEX A

EXCHANGE AGREEMENT

for

NCL CORPORATION LTD.

This EXCHANGE AGREEMENT (the “Agreement”) of NCL Corporation Ltd, a company organized under the laws of Bermuda (the “Company”) dated as of January     , 2013, among the Company, Norwegian Cruise Line Holdings Ltd., a company organized under the laws of Bermuda (“NCLH”) and the NCLC Unit Holders that are party to the NCLC Partnership Agreement (as defined herein).

WHEREAS, the parties hereto desire to provide for the exchange of certain NCLC Vested Units for NCLH Shares, on the terms and subject to the conditions set forth herein;

WHEREAS, the right to exchange NCLC Vested Units set forth in Section 2.1(a) below, once exercised, represents a several, and not a joint and several, obligation of the Company (on a pro rata basis);

NOW, THEREFORE, in consideration of the mutual covenants and undertakings contained herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.1 DEFINITIONS.

The following definitions shall be for all purposes, unless otherwise clearly indicated to the contrary, applied to the terms used in this Agreement.

“Agreement” has the meaning set forth in the preamble of this Agreement.

“Award Notice” means the an Award Notice entered into by a NCLC Unit Holder and the Company pursuant to which such NCLC Unit was acquired by the initial holder thereof or any other document governing the vesting of such NCLC Units.

“Business Day” means each day that is not a Saturday, Sunday or other day on which banking institutions in New York, New York are authorized or required by law to close or other day on which NCLH’s headquarters are closed.

“Code” means the Internal Revenue Code of 1986, as amended.

“Exchange” has the meaning set forth in Section 2.1(a) of this Agreement.

“Exchange Date” means the date upon which an NCLC Unit Holder elects to exchange its NCLC Vested Units for NCLH Shares in accordance with the terms of this Agreement; provided that an Exchange Date must be a Business Day.

“Exchange Rate” means the number of NCLH Shares for which an NCLC Unit is entitled to be exchanged. On the date of this Agreement, the Exchange Rate shall be 1 NCLC Unit for 1 NCLH Share subject to adjustments as provided in Section 2.4.

“Insider Trading Policy” means the Insider Trading Policy of NCLH applicable to the directors and executive officers of NCLH or its manager, as such Insider Trading Policy may be amended from time to time.

“NCLC Partnership Agreement” means the Amended and Restated United States Tax Agreement of the Company dated as of the date hereof, as it may be amended, supplemented or restated from time to time.

“NCLC Units” means Units of the Company.

“Unvested Unit” means any NCLC Unit that is not a Vested NCLC Unit.

“NCLC Vested Unit” means any NCLC Unit that has vested pursuant to the terms and conditions of the Award Notice or other document pursuant to which such NCLC Unit was acquired by the initial holder thereof or any other document governing the vesting of such NCLC Units.

“NCLC Unit Holder” means each Person that is as of the date of this Agreement a holder of Units of the Company, other than the NCLH.

“NCLH Shareholders’ Agreement” means the Amended and Restated Shareholders’ Agreement of NCLH dated as of the date hereof, as it may be amended, supplemented or restated from time to time.

“NCLH Shares” means the ordinary shares of NCLH and any equity securities issued or issuable in exchange for or with respect to such NCLH Shares (i) by way of a dividend, split or combination of shares or (ii) in connection with a reclassification, recapitalization, merger, consolidation or other reorganization.

“Person” shall be construed broadly and includes any individual, corporation, partnership, firm, joint venture, limited liability company, estate, trust, business association, organization, governmental entity or other entity.

“Transfer Agent” means such bank, trust company or other Person as shall be appointed from time to time by the NCLH to act as registrar and transfer agent for the NCLH Shares.

ARTICLE II

EXCHANGE OF NCLC VESTED UNITS

SECTION 2.1 EXCHANGE OF NCLC VESTED UNITS.

(a) Subject to adjustment as provided in this Article II and in Section 3 of the NCLC Partnership Agreement, each NCLC Unit Holder shall be entitled, on any Exchange Date, to surrender NCLC Vested Units to the Company in exchange for the delivery by the Company of, at the election of the Company, either (i) a number of NCLH Shares equal to the product of such number of NCLC Vested Units surrendered multiplied by the Exchange Rate, or (ii) an amount in cash equal to the fair market value of the NCLH Shares such NCLH Unit Holder would have received if such NCLH Unit Holder received NCLH Shares pursuant to Section 2.1(a)(i) (such exchange, an “Exchange”).

(b) On the Exchange Date that NCLC Vested Units are surrendered for exchange, all rights of the exchanging NCLC Unit Holder as holder of such NCLC Vested Units shall cease, and such exchanging NCLC Unit Holder shall be treated for all purposes as having become the record holder of such NCLH Shares.

(c) For the avoidance of doubt, any exchange of NCLC Vested Units shall be subject to the provisions of Section 3 of the NCLC Partnership Agreement.

(d) For the avoidance of doubt, the NCLC Unit Holders shall have no right to exchange any NCLC Unvested Units.

SECTION 2.2 EXCHANGE PROCEDURES.

(a) An NCLC Unit Holder may exercise the right to exchange NCLC Vested Units as set forth in Section 2.1(a) above by providing a written notice of exchange to NCLH, the Demand Parties (as defined in the NCLH Shareholders’ Agreement) and the Company, substantially in the form of Exhibit A hereto, executed by such holder or such holder’s duly authorized attorney in respect of the NCLC Vested Units to be exchanged, and delivered during normal business hours at the principal executive offices of NCLH;

(i) provided, however, that in the event that either Demand Party submits a Demand Notice (as defined in the NCLH Shareholders’ Agreement) in accordance with Section 9(a) of the NCLH Shareholders’ Agreement prior to 5:00 P.M. Eastern Standard Time on the second full calendar day after receipt of such written notice of exchange, such NCLC Unit Holder, as well as any other NCLC Unit Holder, shall not have the right to exchange his, her or its NCLC Vested Units as set forth in Section 2.1(a) above until the consummation of the applicable Demand Registration and the termination, expiration or waiver of any related lock-up agreements or hold-back arrangements entered into in connection therewith, and

(ii) provided, however, that the limitation set forth in Section 2.2(a)(i) above shall not apply to, or otherwise limit or restrict, any NCLC Unit Holder’s right to exchange his, her or its NCLC Vested Units unless the market value of the NCLH Shares issuable upon exchange of the number of NCLC Vested Units set forth in the written notice of exchange would exceed $1,000,000 in value, based on the last reported sale price of NCLH Shares at the time such notice is delivered to the Demand Parties. The “last reported sale price” of NCLH Shares means the closing sale price per share on the last trading date immediately prior to the date upon which a written notice of exchange is received from an NCLC Unit Holder, as such closing sale price is reported on the principal U.S. securities exchange on which NCLH Shares are traded (or, if such closing sale price is not so reported, the last reported sale price will be as otherwise reasonably determined by NCLH). The last reported sale price will be determined without reference to after-hours or extended market trading.

(b) As promptly as practicable following the surrender for exchange of NCLC Vested Units in the manner provided in this Article II, NCLH shall deliver or cause to be delivered at the principal executive offices of the Transfer Agent the number of NCLH Shares issuable upon such exchange, issued in the name of such exchanging NCLC Unit Holder.

(c) NCLH and the Company may adopt reasonable procedures for the implementation of the exchange provisions set forth in this Article II, including, without limitation, procedures for the giving of notice of an election for exchange. Further, the Company will coordinate with NCLH so that there will be sufficient NCLH Shares to deliver in exchange of NCLC Vested Units on each Exchange Date. This will be accomplished by, at the Company’s option, either (a) NCLH contributing such NCLH Shares to the Company in exchange for a number of NCLC Units equal to the number of NCLC Vested Units being exchanged therefor or (b) having the Company direct NCLH to accept the relevant NCLC Vested Units directly from the applicable NCLC Unit Holder and transfer the relevant NCLH Shares directly to the applicable NCLC Unit Holder.

SECTION 2.3 BLACKOUT PERIODS AND OWNERSHIP RESTRICTIONS.

Notwithstanding anything to the contrary, an NCLC Unit Holder shall not be entitled to exchange NCLC Vested Units, and NCLH and the Company shall have the right to refuse to honor any request for exchange of NCLC Vested Units, (i) at any time that upon such request, NCLH does not have an effective registration statement under the Securities Act of 1933, as amended, with respect to the NCLH Shares to be delivered to the exercising NCLC Unit Holder, which registration statement (as supplemented by post-effective amendments, prospectus supplements, free writing prospectus and/or, to the extent permitted, documents incorporated therein by reference) contains all information, in the determination of NCLH, which may be based on the advice of counsel (which may be inside counsel), required to effect a registered sale of such NCLH Shares to NCLC and / or any NCLC Unit Holder, as the case may be, (ii) at any time upon such request, if NCLH or the Company shall determine, which may be based on the advice of counsel (which may be inside counsel), that there may be material non-public information that may affect the trading price per NCLH Share at such time or the sale of NCLH Shares may be otherwise prohibited under the Insider Trading Policy (iii) if such exchange would be prohibited under applicable law or regulation, (iv) at any time as determined either (a) by the Board of Directors or (b) jointly by the Chief Executive Officer and Chief Financial Officer or (v) at any time that such an exchange would be prohibited by Section 2.2(a)(i) hereof.

SECTION 2.4 SPLITS, DISTRIBUTIONS AND RECLASSIFICATIONS.

If there is: (1) any subdivision (by split, distribution, reclassification, recapitalization or otherwise) or combination (by reverse split, reclassification, recapitalization or otherwise) of the NCLC Units it shall be accompanied by an identical subdivision or combination of the NCLH Shares; or (2) any subdivision (by split, distribution, reclassification, recapitalization or otherwise) or combination (by reverse split, reclassification, recapitalization or otherwise) of the NCLH Shares it shall be accompanied by an identical subdivision or combination of the NCLC Units; provided that in lieu of either (1) or (2), the Exchange Rate may be appropriately adjusted by NCLH. In the event of a reclassification or other similar transaction as a result of which the NCLH Shares are converted into another security, then an NCLC Unit Holder shall be entitled to receive upon exchange the amount of such security that such NCLC Unit Holder would have received if such exchange had occurred immediately prior to the effective date of such reclassification or other similar transaction.

SECTION 2.5 NCLH SHARES TO BE ISSUED.

Nothing contained herein shall be construed to preclude NCLH from satisfying its obligations in respect of the exchange of the NCLC Vested Units by delivery of NCLH Shares which are held in the treasury of NCLH.

SECTION 2.6 TAXES.

The delivery of NCLH Shares upon exchange of NCLC Vested Units shall be made without charge to the NCLC Unit Holder for any stamp or other similar tax in respect of such issuance.

ARTICLE III

GENERAL PROVISIONS

SECTION 3.1 AMENDMENT.

(a) The provisions of this Agreement may be amended by the affirmative vote or written consent of each of the Company and NCLH.

SECTION 3.2 ADDRESSES AND NOTICES.

All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by courier service, by fax, by electronic mail (delivery receipt requested) or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be as specified in a notice given in accordance with this Section 3.2):

(a) If to NCLH, to:

Norwegian Cruise Line Holdings Ltd.

7665 Corporate Center Drive

Miami, Florida 33126

Attention: Daniel S. Farkas, Esq.

Electronic Mail: dfarkas@ncl.com

with a copy to:

O’Melveny & Myers LLP

610 Newport Center Drive

17th Floor

Newport Beach, California 92660

Attention: Jeff Walbridge and Chris Del Rosso

Electronic Mail: jwalbridge@omm.com; cdelrosso@omm.com

(b) If to the Company:

NCL Corporation Ltd.

7665 Corporate Center Drive

Miami, Florida 33126

Attention: Daniel S. Farkas, Esq.

Electronic Mail: dfarkas@ncl.com

with a copy to:

O’Melveny & Myers LLP

610 Newport Center Drive

17th Floor

Newport Beach, California 92660

Attention: Jeff Walbridge and Chris Del Rosso

Electronic Mail: jwalbridge@omm.com; cdelrosso@omm.com

(c) If to any NCLC Unit Holder, to the address for such NCLC Unit Holder as set forth on a Schedule maintained by the Company with respect to all of the NCLC Unit Holders.

SECTION 3.3 FURTHER ACTION.

The parties shall execute and deliver all documents, provide all information and take or refrain from taking action as may be necessary or appropriate to achieve the purposes of this Agreement.

SECTION 3.4 BINDING EFFECT.

(a) This Agreement shall be binding upon and inure to the benefit of all of the parties and, to the extent permitted by this Agreement, their successors, executors, administrators, heirs, legal representatives and assigns.

(b) No NCLC Unit Holder shall transfer NCLC Units to any Person without the prior written consent of NCLH, which consent shall be in the sole discretion of NCLH, provided that the foregoing condition shall not apply to transfers of NCLC Vested Units to the Company or NCLH.

SECTION 3.5 SEVERABILITY.

If any term or other provision of this Agreement is held to be invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions is not affected in any manner materially adverse to any party. Upon a determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

SECTION 3.6 INTERACTION.

This Agreement constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto.

SECTION 3.7 WAIVER.

No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any such breach of any other covenant, duty, agreement or condition.

SECTION 3.8 SUBMISSION TO JURISDICTION: WAIVER OF JURY TRIAL.

(a) Any and all disputes which cannot be settled amicably, including any ancillary claims of any party, arising out of, relating to or in connection with the validity, negotiation, execution, interpretation, performance or non-performance of this Agreement (including the validity, scope and enforceability of this arbitration provision) shall be finally settled by arbitration conducted by a single arbitrator in Miami, Florida in accordance with the then-existing Rules of Arbitration of the International Chamber of Commerce. If the parties to the dispute fail to agree on the selection of an arbitrator within thirty (30) days of the receipt of the request for arbitration, the International Chamber of Commerce shall make the appointment. The arbitrator shall be a lawyer and shall conduct the proceedings in the English language. Performance under this Agreement shall continue if reasonably possible during any arbitration proceedings.

(b) Notwithstanding the provisions of paragraph (a) in the case of matters relating to an Exchange, the Company may bring an action or special proceeding in any court of competent jurisdiction for the purpose of compelling a party to arbitrate, seeking temporary or preliminary relief in aid of an arbitration hereunder, and/or enforcing an arbitration award and, for the purposes of this paragraph (b), each NCLC Unit Holder (i) expressly consents to the application of paragraph (c) of this Section 3.8 to any such action or proceeding, (ii) agrees that proof shall not be required that monetary damages for breach of the provisions of this Agreement would be difficult to calculate and that remedies at law would be inadequate, and (iii) irrevocably appoints the Company as such NCLC Unit Holder’s agents for service of process in connection with any such action or proceeding and agrees that service of process upon such agent, who shall promptly advise such NCLC Unit Holders of any such service of process, shall be deemed in every respect effective service of process upon the NCLC Unit Holders in any such action or proceeding.

(c) (i) EACH PARTY TO THIS AGREEMENT HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF COURTS LOCATED IN NEW YORK, NEW YORK FOR THE PURPOSE OF ANY JUDICIAL PROCEEDING BROUGHT IN ACCORDANCE WITH THE PROVISIONS OF THIS SECTION 3.8, OR ANY JUDICIAL PROCEEDING ANCILLARY TO AN ARBITRATION OR CONTEMPLATED ARBITRATION ARISING OUT OF OR RELATING TO OR CONCERNING THIS AGREEMENT. Such ancillary judicial proceedings include any suit, action or proceeding to compel arbitration, to obtain temporary or preliminary judicial relief in aid of arbitration, or to confirm an arbitration award. The parties acknowledge that the forum designated by this paragraph (c) have a reasonable relation to this Agreement, and to the parties’ relationship with one another.

(ii) The parties hereby waive, to the fullest extent permitted by applicable law, any objection which they now or hereafter may have to personal jurisdiction or to the laying of venue of any such ancillary suit, action or proceeding brought in any court referred to in the preceding paragraph of this Section 3.8 and such parties agree not to plead or claim the same.

(d) Notwithstanding any provision of this Agreement to the contrary, this Section 3.8 shall be construed to the maximum extent possible to comply with the laws of the State of New York. If, nevertheless, it shall be determined by a court of competent jurisdiction that any provision or wording of this Section 3.8, including any rules of the International Chamber of Commerce, shall be invalid or unenforceable under applicable law such invalidity shall not invalidate all of this Section 3.8. In that case, this Section 3.8 shall be construed so as to limit any term or provision so as to make it valid or enforceable within the requirements of applicable law, and, in the event such term or provision cannot be so limited, this Section 3.8 shall be construed to omit such invalid or unenforceable provision.

SECTION 3.9 COUNTERPARTS.

This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Copies of executed counterparts transmitted by telecopy or other electronic transmission service shall be considered original executed counterparts for purposes of this Section 3.9.

SECTION 3.10 TAX TREATMENT.

To the extent this Agreement imposes obligations upon the Company, this Agreement shall be treated as part of NCLC Partnership Agreement as described in Section 761(c) of the Code and Sections 1.704-1(b)(2)(ii)(h) and 1.761-1(c) of the Treasury Regulations. As required by the Code and the Treasury Regulations, the parties shall report any Exchange consummated hereunder, as a taxable sale to NCLH or the Company, as the case may be, of NCLC Vested Units by an NCLC Unit Holder. No party shall take a contrary position on any income tax return, amendment thereof or communication with a taxing authority unless otherwise required by applicable law.

SECTION 3.11 APPLICABLE LAW.

THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO CONFLICT OF LAWS PRINCIPLES THEREOF WHICH WOULD REQUIRE THE APPLICATION OF THE LAWS OF A DIFFERENT JURISDICTION).

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered, all as of the date first set forth above.

NORWEGIAN CRUISE LINE HOLDINGS LTD.

By:

By:

By:
Name:
Title:

NCL CORPORATION LTD.

By:
Name:
Title:

[Exchange Agreement]

EXHIBIT A

FORM OF

NOTICE OF EXCHANGE

Norwegian Cruise Line Holdings Ltd.

[Address]

Attention:

Fax:

Electronic Mail:

NCL Corporation Ltd.

[Address]

Attention:

Fax:

Electronic Mail:

[Apollo]

[Address]

Attention:

Fax:

Electronic Mail:

[GHK]

[Address]

Attention:

Fax:

Electronic Mail:

Reference is hereby made to the Exchange Agreement, dated as of January    , 2013 (the “Exchange Agreement”), among NCL Corporation Ltd, a company organized under the laws of Bermuda, Norwegian Cruise Line Holdings Ltd., a company organized under the laws of Bermuda and the NCLC Unit Holders that are party to the Amended and Restated United States Tax Agreement for NCL Corporation Ltd., dated as of January     , 2013, from time to time party thereto, as amended from time to time. Capitalized terms used but not defined herein shall have the meanings given to them in the Exchange Agreement.

The undersigned NCLC Unit Holders desires to exchange the number of NCLC Vested Units set forth below to be issued in its name as set forth below.

Legal Name of NCLC Unit Holder:
Address:
Number of NCLC Vested Units to be exchanged:

[Exchange Agreement]

The undersigned (1) hereby represents that the NCLC Vested Units set forth above are owned by the undersigned, (2) hereby exchanges such NCLC Vested Units for NCLH Shares as set forth in the Exchange Agreement, and (3) hereby irrevocably constitutes and appoints any officer of the Company or NCLH as its attorney, with full power of substitution, to exchange said NCLC Vested Units on the books of the Company for NCLH Shares on the books of NCLH, with full power of substitution in the premises.

IN WITNESS WHEREOF the undersigned, by authority duly given, has caused this Notice of Exchange to be executed and delivered by the undersigned or by its duly authorized attorney.

Name:

Dated: